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                                                                    EXHIBIT 10.2

                                  NOVIENT, INC.
                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement ("AGREEMENT") is effective as of [____________], 2000, ("EFFECTIVE DATE"), by and between Novient, Inc. ("NOVIENT"), a Georgia corporation and [Client Name] ("CLIENT"), a [__________________] corporation. In consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         (a) "DOCUMENTATION" means the User instructions for use and operation of the Software delivered contemporaneously with the Software.

         (b) "FEES" means all fees payable by Client to Novient under this Agreement in U.S. currency as set forth in EXHIBIT A.

         (c) "LICENSES" mean all licenses granted to Client under Section 2 of this Agreement.

         (d) "USERS" means those individuals that have authorized access to the Software pursuant to and in accordance with the terms and conditions of this Agreement.

         (e) "SOFTWARE" means collectively the various modules of software in object (executable) form listed on EXHIBIT A, including any Updates thereto, that are licensed to Client under the terms and conditions of this Agreement.

         (f) "UPDATES" mean all revisions, patches, fixes, new releases and other improvements to the Software in object (executable) code form provided to Client under this Agreement or any other agreement between the parties, in the sole discretion of Novient.

2. SOFTWARE LICENSE GRANT. Subject to the terms and conditions of this Agreement, Novient grants to Client a limited, nontransferable, nonexclusive license to use the specific modules of Software authorized by Novient in accordance with EXHIBIT A solely; (i) in object code form only; (ii) up to the maximum number of Users specified in EXHIBIT A; (iii) for Client's internal use and without the further right to use, sublicense, distribute, transfer or transmit the Software; (iv) to make a single copy of the licensed Software solely for archival purposes; and (v) to use the Documentation in connection with the licensed use of the Software. The License(s) granted to Client under this Agreement are conditioned upon the timely payment of all Fees by Client.

3. OWNERSHIP; RESERVATION OF RIGHTS. All Software and Documentation is licensed and not sold to Client. Novient reserves all rights not expressly granted herein. Without limiting the foregoing, all ownership rights in and to the Software and Documentation (and all copies thereof) shall solely vest in and be the property of Novient. No implied license or right of any kind is granted to Client regarding the Software or Documentation. Except as expressly provided herein, Client shall not and shall not allow third parties to reproduce, copy, market, sell, distribute, transfer, translate, modify, adapt, disassemble, decompile or reverse engineer the Software or Documentation.

4. FEES AND PAYMENT.

         (a) Unless otherwise provided for in EXHIBIT A, Client shall pay to Novient one hundred percent (100%) of the License Fees and the total annual Support Fees set forth in EXHIBIT A upon execution of this Agreement and the balance of the License Fees and the annual maintenance Fees upon delivery of the Software to Client.

         (b) All Fees due under this Agreement are exclusive of any taxes, assessments or duties that may be assessed upon the Software, Documentation or Licenses granted under this Agreement, including, without limitation, sales, use, excise, value added, personal property, electronic/Internet commerce, export, import and withholding taxes. Client shall directly pay any such taxes assessed against it, and Client shall promptly reimburse Novient for any such taxes payable or collectable by Novient. Such taxes do not include taxes based upon Novient's income.

5. CONFIDENTIALITY.

        (a) The parties acknowledge that the Software and Documentation contain Proprietary Information of Novient. Client acknowledges and agrees that the Proprietary Information shall remain the sole and exclusive property of Novient. The disclosure of the Proprietary Information to Client does not confer any license, interest, or rights of any kind in or to the Proprietary Information, except as provided under this Agreement. Client shall protect the Proprietary Information with the same degree of protection and care it uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information continues to be a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for the term of this Agreement and for four (4) years thereafter.

         (b) Nothing in this Section shall prohibit or limit the use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement; (iii) Client can demonstrate such information was in its possession prior to the time of disclosure and was not acquired directly or indirectly from Novient or its affiliates; or (iv) the information becomes available to Client from a third party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from Novient or its affiliates.

         (c) For the purposes of this Agreement, (i) "PROPRIETARY INFORMATION" means Trade Secrets and Confidential Information; (ii) "TRADE SECRETS" means trade secrets as defined under Georgia law, and (iii) "CONFIDENTIAL INFORMATION" means information that is of value and is treated as confidential other than Trade Secrets. Without limiting the foregoing, all pricing information contained in this Agreement shall constitute Proprietary Information.

         (d) Neither party shall disclose the terms of this Agreement except (i) as required by applicable law or regulation, (ii) to its employees and agents with a need to know such terms, or (iii) in connection with a potential merger or sale of all or substantially all of its assets; provided that the receiving party agrees in writing to be bound by the restrictions of this Agreement.

6. WARRANTIES. Novient warrants that it has acquired all rights necessary to grant the Licenses. For a period of thirty (30) days from initial delivery of the Software to Client, Novient additionally warrants that the Software (i) will substantially conform in all material respects with the Documentation when properly used as set forth in the Documentation, and (ii) is Date Handling Compliant. For the purposes of this Agreement, "DATE HANDLING COMPLIANT" means that the Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years correctly, including but not limited to the year 2000 leap year; provided however, that


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Novient shall not be responsible or liable for any date errors caused or contributed to by any third party software, operating systems or hardware, or other third party products. Client's sole remedy and Novient's sole liability under this warranty shall be the replacement or correction of the Software to comply with the above warranties.

7. LIMITATION OF WARRANTIES. Except as expressly set forth in Section 6 above, Novient does not make and expressly disclaims all warranties, representations and conditions with respect to the Software or Documentation (and any copies of the same) provided hereunder or otherwise regarding this Agreement, whether oral or written, express or implied, including, but not limited to, the implied warranties of merchantability, non-infringement, accuracy, and fitness for a particular purpose. Except as provided in Section 6, client acknowledges and agrees that Novient shall not be liable for any error, omission, defect, deficiency, or nonconformity in the Software or Documentation. Without limiting the foregoing, Novient does not warrant that the Software or Documentation (or client's use thereof) will be free of all errors or the use thereof will be uninterrupted.

8. INDEMNIFICATION; LIMITATION OF LIABILITY.

         (a) Subject to the terms of this Agreement, Novient shall indemnify and hold Client harmless against any damages, cost and expenses arising out of any suit, claim, or proceeding (collectively referred to as a "CLAIM") alleging that the Software or Documentation infringes any U.S. patent, copyright, trademark, or trade secret of any third party; provided that (i) Client promptly notifies Novient in writing of any such Claim; (ii) Client makes no admission of liability and gives Novient sole authority, at its expense, to direct and control all defense, settlement or compromise negotiations; (iii) Client provides Novient with full information and assistance that may be reasonably required to defend any such Claim; and (iv) the Claim proceedings take place in the U.S. Novient shall have no obligation or liability with respect to any Claim based upon (i) any Software or Documentation which has been altered, modified or revised, or (ii) the combination, operation or use of any Software or Documentation with products not furnished by Novient when such combination is part of any allegedly infringing process.

         (b) If the Software or Documentation become, or in Novient's opinion, are likely to become, the subject of a Claim, Novient may (i) procure for Client the right to continue using the same; or (ii) provide Client replacements or modifications thereof that are non-infringing. If neither of the foregoing alternatives is reasonably available to Novient, as determined by Novient, then Novient may terminate this Agreement upon thirty (30) days written notice to Client and Novient shall refund the Fees received by it attributable to the infringing Software or Documentation less an amount for use, determined on a five (5) year straight line depreciation schedule measured from the Effective Date of this Agreement. The foregoing states the entire liability of Novient with respect to indemnification for patent, trademark, copyright and trade secret infringement for the Software or Documentation.

9. LIMITATION OF LIABILITY.

         (a) Neither Novient nor its officers, directors, employees, shareholders, agents, licensors, resellers or representatives shall be liable for any incidental, indirect, special, exemplary or consequential damages, including, but not limited to, damages or costs incurred as a result of loss of time, loss of savings, loss of data, loss of profits, or loss of goodwill, whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement, including, but not limited to, damages or costs resulting from the use of or inability to use the Software or Documentation, even if Novient has been notified of the possibility or likelihood of such damages occurring, regardless if such damages are based in contract, tort, warranty, negligence, strict liability, products liability or otherwise.

         (b) In no event will the total liability of Novient for any damages incurred by Client ever exceed the Fees actually paid by Client to Novient under this Agreement, regardless of the form of action, whether based in contract, tort, warranty, negligence, strict liability, products liability or otherwise.

10. TERM AND TERMINATION. This Agreement shall be effective as of the Effective Date and shall remain in effect until terminated as provided below. Without prejudice to any other remedies, the parties shall have the right to terminate this Agreement as provided below:

         (a) if the other party commits a material breach of this Agreement and such breach remains uncured thirty (30) days after written notice of such breach is delivered to the other party;

         (b) immediately upon breach by either party of any obligations set forth in Sections 2, 3, or 5; or

         (c) at Novient's option, if Client makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium.

11. EFFECT OF TERMINATION. From and after any termination of this Agreement:

         (a) all Licenses shall immediately terminate and Client shall immediately cease the use of the Software and Documentation;

         (b) Client shall immediately return to Novient or destroy all Novient property, including, but not limited to, all copies of the Software and any other Proprietary Information of Novient. Without limiting the foregoing, Client shall destroy all copies of the Software contained on fixed media of storage including, without limitation, computer hard drives. Within thirty (30) days from the date of any termination, Client shall provide Novient with a signed written statement by an officer of Client certifying that Client has returned to Novient and/or destroyed all such items;

         (c) any and all provisions or obligations contained in this Agreement which by their nature or effect are required or intended to be observed, kept or performed after termination of this Agreement will survive the termination of this Agreement and remain binding upon and for the benefit of the parties, their successors (including without limitation successors by merger) and permitted assigns including, without limitation, Sections 1, 3, 4, 5, 7, 9, 11, 12, and 16 ;

         (d) rights of termination are without prejudice to any remedies available to the parties under this Agreement for breach, at law or in equity; and

         (e) all Fees and any other monies due to Novient by Client shall remain due and payable in accordance with the terms hereof.

12. DISPUTE RESOLUTION.

         (a) Governing Law and Venue. This Agreement shall be exclusively construed, governed and enforced under the laws of the U.S. and the State of Georgia (without regard to rules governing conflict of laws). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply in any respect to this Agreement or the parties. The parties agree that the exclusive


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venue for all actions, relating in any manner to this Agreement, shall only be in a federal or state court of competent jurisdiction located in Fulton County, Georgia. Each party consents and submits to the personal jurisdiction of such courts and irrevocably waives any and all defenses inconsistent with this Section. If the Software is to be used outside the United States, Client agrees to comply fully with the United States Export Administration Act and otherwise ensure that the Software is not exported to any country or used by any person in violation of United States laws and regulations.

         (b) Equitable Relief. Client acknowledges that (i) any use or threatened use of the Software or Documentation in a manner inconsistent with this Agreement, or (ii) any other misuse of the Proprietary Information of Novient will cause immediate irreparable harm to Novient for which there is no adequate remedy at law. Accordingly, Client agrees that Novient shall be entitled to immediate and permanent injunctive relief from a court of competent jurisdiction in the event of any such breach or threatened breach by Client. The parties agree and stipulate that Novient shall be entitled to such injunctive relief without posting a bond or other security; provided however that if the posting of a bond is a prerequisite to obtaining injunctive relief, then a bond in the amount of $1000 shall be sufficient. Nothing contained herein shall limit Novient's right to any remedies at law, including the recovery of damages from Client for breach of this Agreement.

13. AUDIT. Client shall, upon reasonable written notice and during normal business hours, provide access and allow Novient to inspect and audit the relevant portions of Client's computer system on which the Software resides in order to confirm Client's compliance with the terms of this Agreement. Novient shall have the right to conduct such audits not more than twice per year.

14. PRESS RELEASE AND PUBLICITY. Client agrees to (1) provide a quote and to authorize an announcement made by Novient of Client's selection of Novient's Software, (2) assist and participate in a success story upon the successful implementation of the Software, and (3) accept occasional reference calls from prospective clients.

15. SOFTWARE SUPPORT SERVICES. Provided that Client has paid the Support Fees set forth on EXHIBIT A, Novient will provide one (1) year of software support services to Client as described in this Section 15 during normal business hours, Atlanta, Georgia time ("SUPPORT SERVICES"). Support Services shall consist of the following: (i) administrator support via telephone, facsimile, E-mail, and remote access during normal business hours, Atlanta, Georgia time; (ii) commercially reasonable measures to ensure that the Software conforms in all material respects with its published product specifications as in effect from time to time; and (iii) delivery of all Updates of the Software which are made generally available to the public without additional charge. Novient reserves the right to charge additional License Fees for any enhancements to existing Software which incorporate significant new features or functionality, as determined by Novient in its sole discretion. Support Services shall terminate unless Client pays Novient's then-current fees within thirty (30) days of the invoice date. Novient's Support Fees are based on the continuous contracting for support for the Software. Reinstatement of Support Services will be subject to Novient's then-current policies and applicable fees regarding reinstatement. Novient reserves the right to modify its support policies and Fees from time to time. Client shall designate one (1) person from its organization who will serve as Client's point of contact for all support activities.

16. MISCELLANEOUS. (a)     Notwithstanding the content of any Client purchase
order or any other document or record, whether in writing or electronic, relating to the subject matter of this Agreement, the terms of this Agreement shall govern and any conflicting, inconsistent, or additional terms contained in such documents shall be null and void.

         (b) All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested; (iii) by a nationally recognized overnight courier service to the address set forth on the signature section of this Agreement, as may be amended by the parties by written notice to the other party.

         (c) Client may not assign its rights and duties under this Agreement without the prior written consent of Novient. Any assignment in violation of this paragraph shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         (d) Headings of particular Sections are inserted only for convenience and are not to be used to define, limit or construe the scope of any term or provision of this Agreement. Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another.

         (e) This Agreement may be executed in one (1) or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         (f) In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         (g) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. No modification, extension or waiver of or under this Agreement shall be valid unless made in writing and signed by an authorized representative of the party sought to be charged therewith. No written waiver shall constitute, or be construed as, a waiver of any other obligation or condition of this Agreement.

         (h) EXHIBIT A attached to this Agreement (or any subsequently added Exhibits to this Agreement by mutual consent of the parties) are incorporated into and a part of this Agreement for all purposes.


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IN WITNESS WHEREOF, Client and Novient, Inc. have caused this Agreement to be executed by their duly authorized representatives.

NOVIENT, INC.                                CLIENT:
                                                    ----------------------------
3525 PIEDMONT ROAD

SEVEN PIEDMONT CENTER, SUITE 620             ADDRESS:
                                                     ---------------------------
ATLANTA, GA  30305


-----------------------------------          -----------------------------------
SIGNATURE                                    SIGNATURE


-----------------------------------          -----------------------------------
PRINT NAME AND TITLE                         PRINT NAME AND TITLE


-----------------------------------          -----------------------------------
DATE                                         DATE


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                            NOVIENT LICENSE AGREEMENT
                                    EXHIBIT A

  NOVIENT PRODUCTS   BASIS FOR    SERVER FEE    LICENSE FEE    NUMBER OF    LICENSE    ANNUAL         FIRST YEAR
                     LICENSE                    PER BASIS      USERS        FEE        SUPPORT FEE    SUPPORT FEES
                                                UNIT                                   %
------------------   ----------   ----------    -----------    ---------    -------    -------------  ------------

NOVIENT CORE SUITE

IserverNet           Client
                     Profiles

IserverNet           3rd Party
                     Profiles

Total

Opportunity          Users
Management

Resource Management  Users

Time and Expense     Users

Global User          Full User

Associate User       Limited
                     User

Total

Total - Core Suite


OPTIONAL MODULES

Knowledge            Users
Management

Web Project          Server
                     plus Users

Practice             Server
Management           plus Users

Total


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